                                  Exhibit 99.1

CONTACT: Leonard Carr
Vice President
713-783-8200
lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

TIDEL TO UNVEIL SENTINEL(TM)PRODUCT AT NACS SHOW 2002

HOUSTON,  Texas -- October 3, 2002 -- Tidel  Technologies,  Inc. (Nasdaq:  ATMS)
today  announced  that it would conduct the first public  demonstrations  of its newest  product,  the Sentinel,  at the NACS Show 2002 beginning this weekend in
Orlando,  Florida. The Sentinel, which was developed pursuant to a contract with
a  nationwide   petroleum  retailer  and  convenience  store  operator,   is  an
"intelligent"  cash  controller  device designed  especially for  multi-location retailers,  and  represents  the latest  innovation  in retail  cash  management technology.  Tidel expects to complete  field-testing and commence  shipments of this product later this quarter.

Michael F. Hudson, Executive Vice President of Tidel, said, "We believe that the
Sentinel product will become the new industry standard for cash controllers, and a  major  product  for  our  company.  We  believe  that  it is  unique  in  the marketplace,  and that its ultimate market potential is tremendous.  In addition to the business  anticipated with the nationwide  petroleum  retailer,  who also participated  in  the  development  of  the  Sentinel,  Tidel  is  currently  in discussions with other large  retailers,  as well as the owners of the installed base for the approximately  150,000 retail cash controllers that we have sold in
36 countries."

By fully integrating a state-of-the-art cash controller device with a retailer's point-of-sale  system  (POS) and  Local  Area  Network,  the  Sentinel  provides retailers  with  real-time cash  accountability  and reduces or eliminates  cash losses  arising from theft and internal  shrinkage.  The new product also offers the latest bill handling and  anti-counterfeit  technology,  multilevel password protection,  and an interface  into the POS system to support such  functions as lottery and  check-cashing  payouts.  The unit may be expanded to add additional devices in the future and can operate in conjunction  with armored  carrier cash pick-up or as a stand-alone cash management device.

For a  demonstration  of this  product and all of Tidel's  latest  technologies, visit the company at booth #1122 at the NACS Show 2002 in Orlando,  Florida from
October 6 - 8, 2002.

-more-

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 40,000  retail ATMs and 150,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the Internet at www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the
Company's  non-compliance  with  certain  provisions  of  its  Revolving  Credit
Facility  and  Convertible  Debentures;  the  Company's  financial  position and working capital availability; the levels of orders which are received and can be shipped in a quarter;  customer order patterns and seasonality;  costs of labor, raw materials,  supplies and equipment;  technological changes;  competition and competitive  pressures on pricing;  changes in the company's  relationships with customers or  suppliers;  acceptance  of the  Company's  product and  technology
introductions  in  the   marketplace;   unanticipated   litigation,   claims  or
assessments;  the  Company's  ability to reduce  costs and  expenses and improve internal operating efficiencies;  the economic condition of the ATM industry and the possibility that it is a mature industry; possible delisting from the Nasdaq
SmallCap  Market;  and economic  conditions in the United States and  worldwide.
Additionally,  factors  and risks  affecting  operating  results  include  those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.

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